                                                                    EXHIBIT 10

                       NATIONAL SEMICONDUCTOR CORPORATION

                               DIRECTOR STOCK PLAN

1.   PURPOSE.

     The purposes of the Director Stock Plan (the "Plan") of National Semiconductor Corporation (the "Corporation") are to promote the recruiting and retention of highly qualified individuals to serve in the capacity of non-employee directors of the Corporation and to strengthen the commonality of interest between directors and stockholders.

2.   STOCK SUBJECT TO THE PLAN.

     200,000 shares of the Corporation's $.50 par value Common Stock shall be available for issuance under the Plan, subject to adjustment as provided in Paragraph 6, which may be unissued shares, reacquired shares, or shares bought on the market.

3.   ADMINISTRATION.

     The Plan shall be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The amount of the Common Stock to be issued under the Plan, the timing of the issuance of the Common Stock under the Plan, and terms as to eligibility shall be automatic and non-discretionary in accordance with the terms of the Plan.

4.   ELIGIBILITY.

     Common Stock issued under this Plan may be issued only to directors of the Corporation who are not employees of the Corporation or its subsidiaries or affiliates and have not been such employees for at least one year prior to becoming eligible to receive benefits under this Plan.

5.   TERMS OF STOCK AWARDS.

     (a) Common Stock shall be issued automatically to all eligible directors as follows: (i) on the date of the approval of the Plan by the holders of a majority of the shares represented at a meeting of the Corporation's stockholders duly called and held in accordance with the Corporation's by-laws and applicable law, each eligible director shall be issued 1,000 shares of Common Stock; (ii) each person who becomes an eligible director after the date of stockholder approval of the Plan shall be issued 1,000 shares of Common Stock on the date of the appointment of such person to the Board of Directors; and
(iii) each eligible director shall be issued 1,000 shares of Common Stock on the date of each subsequent reelection of such director to the Board of Directors by the stockholders.

     (b) Common Stock issued under the Plan shall be restricted from sale, assignment or other transfer for a period of six months from the date of issuance. In the event any recipient shall cease to act as a Director prior to the expiration of six months from the date of issuance, all rights in and to the Common Stock so issued shall be forfeited and shall revert to the Company. All Common Stock acquired by the Company in this manner shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon such cancellation become available for reissuance under the Plan.

     (c) While the Plan is in effect, the Corporation at all times will keep available the number of shares of stock required to satisfy the terms of the Plan.

     (d) The Corporation will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue shares of stock under the Plan. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of its stock under the Plan shall relieve the Corporation from any liability for failure to issue such stock until such time when such authority is obtained or is obtainable.

     (e) Nothing in this Plan shall confer on any participant any right to continue as a director of the Corporation.

6.   ADJUSTMENT IN NUMBER OF SHARES.

     In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for issuance, as well as the number of shares to be issued pursuant to the terms of Paragraph 5(a), shall be proportionally adjusted, provided that the number of shares issuable at any one time to any one participant shall always be a whole number.

7.   PAYMENT OF WITHHOLDING TAXES.

     The payment of all or part of any applicable withholding taxes due upon issuance of stock under the Plan, up to the highest marginal rates then in effect, shall be made by the withholding of shares otherwise issuable. Shares withheld in payment of such taxes shall be valued at the fair market value of the Corporation's Common Stock on the date of issuance of stock under the Plan.

8.   AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

     (a) The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The Board will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Corporation's stock is listed or other applicable law or regulation.

     (b) The Plan, unless sooner terminated, shall terminate on August 20, 2002. No stock may be issued under the Plan until the Plan is approved by stockholders or while the Plan is suspended or after it is terminated.

9.   EFFECTIVE DATE.

     The Plan shall become effective on August 20, 1992, subject to approval by the stockholders of the Corporation within twelve months after such date.